UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2008

CHINA MARINE FOOD GROUP LIMITED
(Name of Small Business Issuer in its Charter)

NEVADA	87-0640467
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Da Bao Industrial Zone, Shishi City
Fujian, China
362700
85-595-8898-7588
(Address and Telephone Number of Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 1, 2008, the Registrant’s Board of Directors approved the repurchase of up to $3.0 million of its common stock. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors deemed appropriate by the Registrant’s CEO and President. The Registrant plans on repurchasing its stock through open-market transactions and privately negotiated transactions. Currently, the Registrant has approximately 23.0 million shares of common stock outstanding and approximately 11.3 million shares in the public float. Any shares repurchased by the Registrant in this program will be retired to the treasury while reducing the number of outstanding shares of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on behalf of the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

Date: October 1, 2008	By:	/s/ Pengfei Liu
Pengfei Liu, CEO